UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, the Compensation Committee of the Board of Directors of Oncothyreon Inc. (the “Company”) approved an amendment (the “Amendment”) to the employment offer letter between the Company and Dr. Scott Peterson, the Company’s Chief Scientific Officer, dated June 9, 2009, as amended December 3, 2009 (the “Offer Letter”), to provide Dr. Peterson with severance benefits generally consistent with those provided to the Company’s other executive officers. Pursuant to the Amendment, if Dr. Peterson is terminated for reasons other than “cause” (as defined in the Amendment), he will be entitled to receive (i) a lump sum payment of nine month’s base salary and (ii) a lump sum payment of nine month’s equivalent of performance review bonus at target, each less required withholdings. All other provisions of the Offer Letter remain in full force and effect.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Scott Peterson Offer Letter dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: January 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Scott Peterson Offer Letter dated January 8, 2015.

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